Exhibit 99.4

LETTER TO DTC PARTICIPANTS

PANOLAM INDUSTRIES INTERNATIONAL, INC.

Offer to Exchange
its 10 3/4% Senior Subordinated Notes due 2013
for any and all of its outstanding
10 3/4% Senior Subordinated Notes due 2013

Pursuant to the Prospectus dated as of                        , 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2007, UNLESS FURTHER EXTENDED (THE "EXCHANGE OFFER EXPIRATION DATE"). HOLDERS OF OLD NOTES (AS DEFINED HEREIN) MUST TENDER THEIR OLD NOTES PRIOR TO THE EXCHANGE OFFER EXPIRATION DATE IN ORDER TO RECEIVE NEW NOTES (AS DEFINED HEREIN). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXCHANGE OFFER EXPIRATION DATE, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED MORE FULLY HEREIN).

                        , 2007

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        As described in the enclosed prospectus dated            , 2007 (as the same may be amended or supplemented from time to time, the "Prospectus") Panolam Industries International, Inc. (the "Company") and certain subsidiaries of the Company (the "Guarantors"), are offering to exchange an aggregate principal amount of $151,000,000 of its 10 3/4% Senior Subordinated Notes due 2013 (the "New Notes") which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its registered 10 3/4% Senior Subordinated Notes due 2013 (the "Old Notes") upon the terms and subject to the conditions set forth in the Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal") (such offer is referred to as the "Exchange Offer"). The Old Notes are unconditionally guaranteed (collectively, the "Old Guarantees") by the Guarantors, and the New Notes will be unconditionally guaranteed (collectively, the "New Guarantees") by the Guarantors. Upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all of the New Notes issued in the Exchange Offer. The Prospectus more fully describes the Exchange Offer.

        Enclosed herewith are copies of the following documents:

  1.
  The Prospectus;

  2.
  The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients, including a form attached for the purpose of obtaining such clients' instructions with regard to the Exchange Offer;

  3.
  A form of Notice of Guaranteed Delivery; and

  4.
  A form of letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of a nominee.

        DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

        The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2007, unless extended. We urge you to contact your clients as promptly as possible.

        IMPORTANT: The Letter of Transmittal (or a facsimile thereof), together with the Old Notes and all other required documents, or an agent's message, together with a confirmation of book-entry transfer of Old Notes, must be received by the exchange agent prior to the Exchange Offer Expiration Date with respect to holders wishing to receive the New Notes.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees should be sent to the exchange agent, and certificates representing the tendered Old Notes (or confirmation of book-entry transfer) should be delivered to the exchange agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Old Notes pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

        If holders of Old Notes wish to tender, but it is impracticable for them to forward their Old Notes prior to the Exchange Offer Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

        Any questions or requests for assistance may be directed to us as information/exchange agent at the address and telephone number set forth in the Prospectus. Requests for additional copies of the Prospectus, Letter of Transmittal and the other tender offer materials may be directed to us as exchange/information agent.

Very truly yours,
Panolam Industries International, Inc.

        Nothing contained herein or in the enclosed documents shall make you or any other person the agent of the exchange agent or authorize you or any other person to give any information or make any representation on behalf of any of them with respect to the Exchange Offer not contained in the Prospectus or the Letter of Transmittal.